Exhibit 99.1
Contact:
Darlene Doyle
Lois Paul & Partners
781.782.5868
darlene_doyle@lpp.com

NaviSite Reports Second Quarter Fiscal Year 2006 Results
•	Sequential Revenue Growth of 3.4% over Q1 FY06

•	Tenth Consecutive Quarter of Positive EBITDA

•	Continued Strong Customer Bookings
Andover, Mass. March 13, 2006 - NaviSite, Inc. (Nasdaq: NAVI), a leading provider of IT hosting, outsourcing and professional services for mid- to large-sized organizations, today reported financial results for its second quarter of fiscal year 2006, which ended January 31, 2006.
Revenue for the second quarter of fiscal year 2006 was $26.3 million, compared to $25.4 million for the first quarter of fiscal year 2006 and $28.4 million for the second quarter of fiscal year 2005. Revenue for the second quarter of fiscal year 2005 included approximately $1.1 million from the Microsoft Business Solutions Software and Professional Services Practice, which was sold in July 2005. Revenue for the second quarter of fiscal year 2006 increased approximately $0.9 million, or 3.4%, over the first quarter of fiscal year 2006.
NaviSite recorded $2.9 million of EBITDA, excluding impairment, stock-based compensation and other one-time charges for the second quarter of fiscal year 2006, marking the Company’s tenth consecutive quarter of positive EBITDA. Excluding non-cash, stock-based compensation expense of $244,000, NaviSite generated gross profit of $7.9 million, or 30% of revenue, for the second quarter of fiscal year 2006, as compared to $7.7 million, or 27% of revenue, for the same fiscal quarter of 2005 and $8.0 million, or 31% of revenue, for the first quarter of fiscal year 2006. NaviSite recorded a net loss of $4.0

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

million, or a loss of $.14 cents per share, for the second quarter of fiscal year 2006, as compared to a loss of $4.6 million, or a loss of $.17 cents per share, for the same fiscal quarter of 2005.
The Company’s cash balance at the end of the second quarter of fiscal year 2006 was $1.9 million, an increase of $0.1 million from the end of the first quarter of fiscal year 2006. NaviSite had positive cash flow from operations of approximately $2.0 million in the second quarter of fiscal year 2006, which was substantially offset by cash flows from investing and financing activities. NaviSite has generated positive cash from operations in four of its last five fiscal quarters.
“We’re very pleased with our second consecutive quarter of organic revenue growth and our tenth consecutive quarter of positive EBITDA,” said Arthur Becker, CEO, NaviSite. “Our continued strong customer bookings speak to the value we’re delivering to our customers as their trusted partner of choice for hosting, outsourcing and professional services. We expect to continue our strong momentum moving into the second half of the year to make 2006 a year of solid growth for NaviSite.”
“We’re continuing to work with an investment banker engaged in the first quarter to facilitate the refinancing of the Company’s short-term debt associated with our Silicon Valley Bank credit facility and obligations arising from our acquisition of the AppliedTheory and Surebridge businesses,” said John Gavin, CFO, NaviSite. “The Company expects to close on this refinancing in the next 45 days.”
Business highlights for the second quarter of fiscal year 2006 include:
•	Increased hosting bookings by 63% over the second quarter of fiscal year 2005. Booked approximately $570,000 of new monthly recurring revenue with $13.4 million of total contract value, compared to approximately $350,000 of new monthly recurring revenue and $10.9 million of total contract value in the second quarter of fiscal year 2005.

•	Increased professional services bookings by 221% over the second quarter of fiscal year 2005. Closed approximately $3.2 million of professional services contract value, compared to approximately $1.0 million of professional services contract value in the second quarter of fiscal year 2005.

•	Signed 50 new customers in the second quarter of 2006, including four from NaviSite’s UK office. Deals closed in the second quarter included Coverpoint.biz, Performancing, LLC (formerly Text Link Ads, Inc.), Archimedes, Singlefin, Telstra, Ramsell Corporation and United Utilities.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

•	Renewed existing customer contracts or expanded business with New York State Department of Labor, Premiere Global Services, Welch Allyn, DMSi, Quixote, SHOP.com and Lifespan.

•	Continued to reduce customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, at 0.9% per month for the quarter, compared to 2.1% per month for the second quarter of fiscal year 2005 and well below our goal of 2% per month. Churn for the first quarter of fiscal year 2006 was 1.0% per month.

•	Marked the one-year anniversary of our India operation by accomplishing several major milestones:
•	Expanded our operations to 90 employees;

•	Transitioned a portion of NaviSite’s PeopleSoft hosting support to NaviSite India and completed the first successful PeopleSoft customer engagement in NaviSite India;

•	Grew the NaviSite India Professional Services and Outsourcing Services;

•	Implemented a global 24x7 support environment for NaviSite’s core infrastructure management activities — including messaging, network management, database administration and services management; and

•	Built skill sets in various infrastructure and application domains including Windows, Unix, Exchange, Domino, Network Engineering and Help Desk; Oracle E-Business Suite, PeopleSoft Enterprise, JD Edwards EnterpriseOne; eBusiness technologies including Microsoft .NET, Java/J2EE, and open source.
•	Completed SAS 70 Type II (Statement on Auditing Standards No. 70) Audit for the Company’s San Jose, California facility. NaviSite’s data center in Andover, Massachusetts completed its fourth successful SAS 70 Type II Audit, demonstrating the Company’s commitment to compliance standards.

•	Recognized by HostReview with the Best Managed Hosting Service Award in its January 2006 Top 10 Web Host Awards. The Best Managed Hosting Service is an award intended to mark the companies with the best performance in the last month. The criteria for the award includes: overall presence of the company and equipment procurement, provisioning and installation, and network monitoring and management capabilities.

•	Launched a number of new and expanded product offerings including:
•	Monitoring Services: Extended the Company’s extensive monitoring capabilities to customers whose servers are located outside of a NaviSite data center. NaviSite’s Remote Monitoring Services simplify the application and infrastructure monitoring and

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

management process by providing a comprehensive view of IT systems through one interface: NaviView, NaviSite’s IT management portal.

•	Help Desk Services: Launched formalized Help Desk Support Services for enterprise applications and desktop computers. NaviSite’s Application Help Desk Support Services provide front-line support for application-related questions regarding Oracle E-Business Suite, PeopleSoft and Siebel. NaviSite’s product offering for desktop support includes full end-user support, such as account management (e.g. account creation, resetting passwords, permission changes), PC troubleshooting, remote network management, VPN troubleshooting, DNS & WINS management, and dial-up troubleshooting.

•	Consulting Services for Business Intelligence: NaviSite Professional Services (NPS) launched a new set of solutions and services in Business Intelligence (BI) and Data Warehousing. Companies can turn to NaviSite to help define their Business Intelligence vision, build a Business Intelligence implementation roadmap and design Business Intelligence programs that effectively align a company’s strategic goals and priorities with its operations.
Guidance:
NaviSite projects revenue for the third quarter of fiscal year 2006 to be between $28.1 and $28.5 million, expected growth of 8% over the second quarter of fiscal year 2006, and projects revenue for fiscal year 2006 to be between $111.0 and $113.0 million. EBITDA, excluding impairment, stock-based compensation and one-time charges, is projected to be between $4.2 and $4.6 million for the third quarter of fiscal year 2006 and between $16.0 and $16.5 million for fiscal year 2006.
Conference Call Scheduled for March 14, 2006
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite’s second quarter fiscal year 2006 financial results at 9:00 a.m. Eastern Time on March 14, 2006.
Call In Details:
Date and Time: Tuesday, March 14, 2006, 9:00 a.m. Eastern Time
Call In #: 866-383-7998 (International: 617-597-5329)

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

Enter PIN#: 31812739
Dial In Replay: 888-286-8010 (International: 617-801-6888)
Enter PIN #: 64461988
Available 30 minutes following the conclusion of the call and archived through March 14, 2007.
Archived Replay: http://www.navisite.com/earningscalls
Available 24 hours following conclusion of the call.
Call-in and replay details can also be found on NaviSite’s website at http://www.navisite.com/sublevel.aspx?id=112.
EBITDA
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment, non-cash stock-based compensation and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the second quarter of fiscal year 2006 is also included in this release.
About NaviSite
NaviSite provides IT hosting, outsourcing and professional services for mid- to large-sized organizations. Leveraging a proven set of technologies and extensive subject matter expertise, we deliver cost-effective, flexible solutions that provide responsive and predictable levels of service for our

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

clients’ businesses. Over 900 companies across a variety of industries rely on NaviSite to build, implement and manage their mission-critical systems and applications. NaviSite is a trusted advisor committed to ensuring the long-term success of our customers’ business applications and technology strategies. NaviSite has 14 state-of-the-art data centers and eight major office locations across the U.S., U.K. and India. For more information, please visit www.navisite.com.
# # #
This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected refinancing of the company’s indebtedness, success and performance of NaviSite’s product and service offerings, NaviSite’s strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses NaviSite may be unable to raise the necessary funds to meet its payment obligations to certain creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2006
EBITDA Summaries

	For the Three Months Ended
	January 31, 2006	January 31, 2005
	Unaudited
	(In thousands)

Net loss, as reported	$(3,968)	$(4,632)

Depreciation	1,937	2,164
Interest expense, net	1,989	1,912
Taxes	294	765
Amortization	1,236	1,425
Non-cash compensation	1,033	196

EBITDA	2,521	1,830

Impairments	377	507
Severance and acquisition migration costs	(2)	222

EBITDA, excluding impairments, Avasta arbitration settlement, severance and acquisition migration costs and sale of MBS practice and legal settlements	$2,896	$2,559

	For the Six Months Ended
	January 31, 2006	January 31, 2005
	Unaudited
	(In thousands)

Net loss, as reported	$(7,438)	$(11,208)

Depreciation	3,778	4,503
Interest expense, net	3,938	3,797
Taxes	587	765
Amortization	2,473	2,851
Non-cash compensation	2,120	380

EBITDA	5,458	1,088

Impairments	377	1,539
Severance and acquisition migration costs	8	1,199

EBITDA, excluding impairments, Avasta arbitration settlement, severance and acquisition migration costs and sale of MBS practice and legal settlements	$5,843	$3,826

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2006
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	January 31, 2006	January 31, 2005	January 31, 2006	January 31, 2005
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue	$26,264	$28,346	$51,674	$57,207
Revenue, related parties	41	35	71	68

Total revenue	26,305	28,381	51,745	57,275

Cost of revenue (includes stock-based compensation expense under SFAS 123R of $244 and $494 for three and six months ended January 31, 2006, respectively; $0 for comparable periods of 2005	18,693	$20,634	36,370	43,454
Impairment, restructuring and other	—	34	—	34

Total cost of revenue	18,693	20,668	36,370	43,488

Gross profit	7,612	7,713	15,375	13,787

Operating expense:
Operating expenses (includes stock-based compensation expense under SFAS 123R of $789 and $1,626 for three and six months ended January 31, 2006, respectively, $0 for comparable periods of 2005	9,050	9,196	18,184	19,004
Impairment, restructuring and other	377	473	377	1,505

Total operating expenses	9,427	9,669	18,561	20,509

Loss from operations	(1,815)	(1,956)	(3,186)	(6,722)

Other income (expense):
Interest income	26	15	54	28
Interest expense	(2,015)	(1,927)	(3,992)	(3,825)
Other income (expense), net	130	1	273	76

Loss before income tax expense	(3,674)	(3,867)	(6,851)	(10,443)
Income tax expense	(294)	(765)	(587)	(765)

Net loss	$(3,968)	$(4,632)	$(7,438)	$(11,208)

Basic and diluted net loss per common share	$(0.14)	$(0.17)	$(0.26)	$(0.40)

Basic and diluted weighted average number of common shares outstanding	28,481	27,944	28,481	27,936

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2006
Reconciliation of Non-GAAP financial metrics to GAAP financial metrics

	For the Three Months Ended		For the Six Months Ended
	January 31, 2006	January 31, 2005	January 31, 2006	January 31, 2005
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue	$26,264	$28,346	$51,674	$57,207
Revenue, related parties	41	35	71	68

Total revenue	26,305	28,381	51,745	57,275

Cost of revenue (includes stock-based compensation expense under SFAS 123R of $244 and $494 for three and six months ended January 31, 2006, respectively; $0 for comparable periods of 2005	18,693	$20,634	36,370	43,454
Impairment, restructuring and other	—	34	—	34

Total cost of revenue	18,693	20,668	36,370	43,488

GAAP Gross profit	$7,612	$7,713	$15,375	$13,787

Add back stock-based compensation	244	—	494	—

Non-GAAP Gross profit	$7,856	$7,713	$15,869	$13,787

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2006
Condensed Consolidated Balance Sheets

	January 31, 2006	July 31, 2005
	Unaudited
	(In thousands)

ASSETS

Current assets:
Cash and cash equivalents	$1,900	$6,816
Accounts receivable, less allowance for doubtful accounts of $2,744 at January 31, 2006 and $2,887 at January 31, 2005	12,083	10,688
Unbilled accounts receivable	432	363
Due from related party	74	101
Prepaid expenses and other current assets	2,629	2,806
Total current assets	17,118	20,774

Non-current assets	77,535	80,403

Total assets	$94,653	$101,177

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts receivable financing line, net	$20,400	$20,347
Notes payable, current portion	1,084	1,145
Notes payable to Waythere, Inc. (Surebridge), current portion	34,611	35,361
Notes payable to AppliedTheory Estate, current portion	6,000	6,000
Note payable to related party	3,000	3,000
Capital lease obligations, current portion	1,880	1,259
Accounts payable	7,660	8,122
Accrued expenses, deferred revenue, deferred other income and customer deposits	23,105	23,100

Total current liabilities	97,740	98,334

Total non-current liabilities	4,900	5,515

Total liabilities	102,640	103,849

Total stockholders’ equity (deficit)	(7,987)	(2,672)

Total liabilities and stockholders’ equity (deficit)	$94,653	$101,177

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2006
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	January 31, 2006	January 31, 2005
	Unaudited
	(In thousands)

Net cash provided by operating activities	$2,002	$2,262

Net cash used for investing activities	(1,091)	(702)

Net cash used for financing activities	(841)	(1,067)

Net increase in cash	70	493
Cash and cash equivalents, beginning of period	1,830	1,024

Cash and cash equivalents, end of period	$1,900	$1,517

	For the Six Months Ended
	January 31, 2006	January 31, 2005
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$(504)	$1,518

Net cash used for investing activities	(2,298)	(2,121)

Net cash used for financing activities	(2,114)	(1,075)

Net decrease in cash	(4,916)	(1,678)
Cash and cash equivalents, beginning of period	6,816	3,195

Cash and cash equivalents, end of period	$1,900	$1,517

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — SECOND QUARTER FISCAL YEAR 2006
Reconciliations of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	April 30, 2006
	Range Low	Range High
	(In thousands)
Expected Net loss	$(2,356)	$(1,956)
Expected Depreciation	1,977	1,977
Expected Interest expense, net	2,016	2,016
Expected Taxes	294	294
Expected Amortization of intangible assets	1,236	1,236
Expected Non-cash compensation	1,033	1,033

Expected EBITDA	$4,200	$4,600

	For the Fiscal Year Ending
	July 31, 2006
	Range Low	Range High
	(In thousands)
Expected Net loss	$(10,393)	$(9,893)
Expected Depreciation	7,731	7,731
Expected Interest expense, net	7,971	7,971
Expected Taxes	1,175	1,175
Expected Amortization of intangible assets	4,945	4,945
Expected Non-cash compensation	4,186	4,186
Expected Severance	8	8
Expected Impairments	377	377

Expected EBITDA	$16,000	$16,500

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA